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                                                                   EXHIBIT 23(c)


                           CONSENT OF STIKEMAN ELLIOTT

TO:     The Directors of Intertape Polymer Group Inc.


        We hereby consent to the reference to us and to our opinion in the prospectus dated September 17, 2001 of Intertape Polymer Group Inc. (the "Prospectus") under the headings "Enforceability of Civil Liabilities Against Foreign Persons" and "Interests of Named Experts and Counsel". We also consent to the inclusion of this consent in the registration statement of Intertape Polymer Group Inc. on Form F-3 pursuant to which the Prospectus is filed under the United States Securities Act of 1933, as amended (the "Securities Act"). In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


Montreal, Quebec, Canada

                                    STIKEMAN ELLIOTT



                                    /s/ Michael Richards
                                        ----------------------------------------
                                        September 17, 2001